Exhibit 10.2

AMENDMENT NO. 1 TO

WARRANT FOR THE PURCHASE OF SHARES OF

COMMON STOCK OF SOLAZYME, INC.

THIS AMENDMENT NO. 1 TO WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK OF SOLAZYME, INC. (the “Amendment”) is made and entered into as of August 5, 2011 (the “Amendment Effective Date”), by and between Solazyme, Inc., a Delaware corporation located at 225 Gateway Boulevard, South San Francisco, CA 94080 (“Solazyme”) and Bunge Limited, a Delaware corporation located at 50 Main Street, White Plains, NY 10606 (“Bunge”).

WHEREAS, Solazyme and Bunge entered into a Warrant for the Purchase of Shares of Common Stock of Solazyme, Inc. dated May 3, 2011 (the “Warrant”); and

WHEREAS, Solazyme and Bunge wish to amend the Warrant as set forth herein.

NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other valuable consideration, Solazyme and Bunge agree as follows:

1. AMENDMENT OF THE WARRANT. Solazyme and Bunge hereby amend the terms of the Warrant as provided below. To the extent that the Warrant is explicitly amended by this Amendment, the terms of this Amendment will control over terms of the Warrant that are contrary to, or conflict with, this Amendment. Where the Warrant is not explicitly amended, the terms of the Warrant will remain in force. Initially capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings given to such terms in the Warrant.

1.1 Amendment of References to JV Plant. As of the Amendment Effective Date all references to “JV Plant” in the Warrant shall be amended to refer to “Plant”.

1.2 Amendment of Expiration Time. The definition of “Expiration Time” in paragraph 1 of the Warrant is hereby deleted in its entirety and replaced with the following:

““Expiration Time” means 5:00 p.m. New York City time on the earlier of (i) the date of termination of the Joint Venture Agreement, if the Closing (as defined in the Joint Venture Agreement) has not occurred prior to such termination and (ii) the tenth (10th) anniversary of the date of this Warrant or, if such day is not a Business Day, then until 5:00 p.m. New York City time on the next succeeding day that is a Business Day.”

1.3 Amendment of paragraph 4. Paragraph 4 of the Warrant is deleted in its entirety and replaced with the following:

“4. Reserved.”

1.4 Addition of paragraph 18. A new paragraph 18 is hereby added to the Warrant immediately after paragraph 17.

“18. Exercise; Termination. Notwithstanding the foregoing (including without limitation paragraph 3), Holder shall not exercise the Warrant as to any Vested Shares until on or after the Closing (as defined in the Joint Venture Agreement). This Warrant shall terminate in its entirety if and as of the date the Joint Venture Agreement terminates if such termination occurs prior to the Closing.”

2. MISCELLANEOUS.

2.1 Full Force and Effect. This Amendment amends the terms of the Warrant and is deemed incorporated into, and governed by all the other terms of, the Warrant. The provisions of the Warrant, as amended by this Amendment, remain in full force and effect.

2.2 Entire Agreement. This Amendment, together with the Warrant, represent the entire agreement of Solazyme and Bunge with respect to the subject matter hereof and supersedes all prior understandings and agreement with respect thereto.

2.3 Counterparts. This Warrant may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of original signature pages sent by facsimile and/or PDF shall have the same effect as signature pages containing original signatures.

<Signature page follows.>

IN WITNESS WHEREOF, Solazyme and Bunge have executed this Amendment as of the Amendment Effective Date.

SOLAZYME, INC.

By:	/s/ Jonathan Wolfson
Name: Jonathan Wolfson
Title: CEO

BUNGE LIMITED

By:	/s/ David B. Pearcy
Name: David B. Pearcy
Title: MD Sugar and Brewery

By:	/s/ Jonathan Biller
Name: Jonathan Biller
Title: General Counsel